AGREEMENT TO PURCHASE

This Agreement ("Agreement") is dated as of August 31, 1999, by and between Luminart Corp. ("Luminart"), a Nevada corporation whose address is 3245 Grande Vista Drive, Thousand Oaks, California 91320, and 638254 Alberta Ltd. ("Alberta"), a Canadian corporation whose address is c/o Ogilvie and Company, 1600 407 2nd Street S.W., Calgary, Alberta T2P 2Y3.

                            Witnesseth:

WHEREAS, Luminart is in possession of all of the assets and stock of its wholly-owned subsidiary, Chaos Group, Inc.
("Chaos"), a validly existing Nevada corporation; and

WHEREAS, Chaos holds a valid Management Contract on Linda
Lampenius (also known as Linda Brava) ("Brava") a world-renowned violinist in the music industries; and

WHEREAS, Luminart wishes to sell its interest in Chaos, including its interest in all existing and future residual income from Brava; and

WHEREAS, Alberta wishes to purchase Luminart's interest in Chaos as well as all existing and future residual income due to Chaos on the Brava Management Contract;

NOW, THEREFORE, for and in consideration of the foregoing and the terms and conditions contained in this Agreement, the parties agree as follows:

1.  Items of Transfer and Values Assigned

Effective the date first above written, Luminart shall transfer all of its interest in all of Chaos assets and liabilities as listed on Exhibit A, attached hereto and made a part hereof, to Alberta and Alberta will accept said transfer.

Effective the date first above written, Luminart shall transfer all of its interest in a certain property lease in the name of Chaos which expires in February, 2001, representing property located at 12438-12442 Magnolia, North Hollywood,
California.

Alberta agrees to pay Luminart One Hundred Thousand Dollars ($100,000.00) in currency of the United States for the book value of said transfer as calculated on Exhibit A, as well as for the aforementioned lease and for the anticipated residual income due on the Brava Management Contract. Eighty Thousand Dollars ($80,000.00) of said funds shall be delivered to Luminart no later than October 10, 1999, with the remainder delivered no later than October 31, 1999.

2.  Limitation of Liability

Alberta agrees that Luminart has made available to them all records pertaining to an existing lawsuit filed by Brava against Chaos and Luminart, and settled by Chaos and Luminart. Alberta further agrees that it will accept full responsibility for all liabilities relating to this lawsuit upon and after execution of this Agreement and will indemnify Luminart from any liability associated therewith.

Alberta further agrees that it has been informed by Luminart that all transferred Notes and Accounts Receivable, as defined by Generally Accepted Accounting Principles (GAAP), may or may not be collectable and that the company does not guarantee their collection. Should they prove at any time to be, in fact, not collectable, Alberta agrees that it will not seek recovery from Luminart.

3.  Force Majeure

Either party shall be excused for any inability to perform, or for a delay in performance, when the inability or delay is due to any cause beyond its reasonable control, including, but not limited to, an Act of God, storm, flood, earthquake, rebellion, riot, sabotage, fire, explosion, or government act or regulation. The affected party shall promptly notify the other party of the occurrence of such a cause and specify its reasonable efforts to remove the cause or its inability to perform, or delay in performance.

4.  Notices

Any notices required or permitted under this Agreement shall be in writing and delivered personally or sent by prepaid certified mail duly addressed or sent via facsimile message machine as follows:

To LUMINART:                 Wm. Michael Reynolds
                             President/CEO
                             Luminart Corporation
                             P. O. Box 4029
                             Thousand Oaks, CA 91359
                             Fax :  (805) 480-0650

To ALBERTA:                  Tiffany Lawrence
                             President
                             638254 Alberta Ltd.
                             c/o Ogilvie & Company
                             1600 407 2nd Street S.W.
                             Calgary, Alberta T2P 2Y3.

5.  Independent Contractors

The parties hereto are independent of each other and therefore neither party is hereby authorized to act as an agent for the other for any purposes whatsoever.

6.  Headings

The headings appearing in this Agreement have been inserted for the purposes of convenience and ready reference. They do not purport to and shall not be deemed to define, limit or extend the scope or intent of the provisions to which they appertain.

7.  Governing Law

This Agreement shall be governed and construed in accordance with the laws of the State of California.

8. The failure of either party at any time to enforce any provision of this Agreement, to exercise its rights under any provision, or to require a certain performance of any provision, shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or the right of the party thereafter to enforce each and every provision.

9.  Severability

If any provision of this Agreement shall be held unenforceable or invalid, the remaining provisions shall continue in force.

10.  Assignment

Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party.

11.  Entire Agreement

This Agreement constitutes the entire understanding between the parties hereto and superseded all other agreements between the parties with respect to the subject matter of this Agreement. There are no understandings, representations, or warranties of any kind, express or implied, not expressly set forth in this Agreement. No modification of this Agreement shall be effective unless in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

                               LUMINART CORP.


                               By: /s/  Wm. Michael Reynolds
                               Wm. Michael Reynolds,
                               President/CEO


                               638254 ALBERTA LTD.


                               By: /s/  Tiffany Lawrence
                               Tiffany Lawrence, President

                           EXHIBIT A

         BOOK ASSETS TRANSFERRED BY LUMINART TO ALBERTA

Checking Account - Zions Bank            $         363.52
A/R - Tiffany Lawrence                             328.41
Note Receivable - T. Lawrence                   46,455.61
Music & Video Equipment (Net)                   76,838.00
Deposits                                           890.62

Less:
Accounts Payable                                16,042.73
Account Payable - Brava                         76,926.00